Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
CRA International, Inc.	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CRA INTERNATIONAL ANNOUNCES SECOND-QUARTER
FISCAL 2009 FINANCIAL RESULTS

BOSTON, June 9, 2009 — CRA International, Inc. (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced financial results for its fiscal second quarter, the 12 weeks ended May 15, 2009.

Revenue for the second quarter of fiscal 2009 was $72.0 million, compared with $93.8 million for the second quarter of fiscal 2008.  GAAP net income was $1.7 million, or $0.16 per diluted share, compared with a GAAP net loss of $512,000, or $0.05 per share, in the second quarter last year.

Non-GAAP revenue for the second quarter of fiscal 2009 was $69.3 million, compared with $93.8 million for the second quarter of fiscal 2008.  Non-GAAP net income was $3.3 million, or $0.31 per diluted share, compared with $5.2 million, or $0.48 per diluted share, in the second quarter last year.  A complete reconciliation between revenue, net income and net income per share on a GAAP and non-GAAP basis for the second quarters of fiscal 2009 and fiscal 2008 is provided in the financial tables at the end of this news release.

Comments on the Second Quarter

“While our year-over-year results for the second quarter reflected the weak global economy, we saw signs of improvement in a number of our practices from the first quarter, particularly those where we have targeted our business development efforts,” said James C. Burrows, CRA’s President and Chief Executive Officer.  “During the second quarter, we experienced increased activity related to large Global Industrial Consulting projects in the Middle East region — an area where we have been focusing our business development efforts for several quarters.  We anticipate that the increased level of activity should continue for the remainder of the fiscal year in this region.  In addition, in the second quarter of 2009, the improvement in our operations in the Europe and Middle East region favorably impacted our effective tax rate.”

“Our Life Sciences practice achieved another quarter of double-digit growth on a year-over-year basis,” Burrows said.  “Our Competition practice experienced a significant improvement over the first quarter.  Client demand in our Forensics practice also continued to build, and activity increased substantially in our Auctions and Competitive Bidding practice, which more than tripled in size compared to the second quarter of a year ago and the first quarter of 2009.”

“On a year-over-year basis, however, a high level of uncertainty remains in the economic, business and regulatory environments,” Burrows said.  “The largest portion of the year-over-year decline was attributed to the North American component of our Global Industrial Consulting business, including a significant decline in work in the chemicals space.”

“The other half of our year-over-year revenue decline resulted from three specific factors.  Foreign exchange effects associated with the stronger U.S. dollar reduced the U.S. dollar reported amount of our foreign currency denominated revenue in the second quarter of fiscal 2009.  Using exchange rates from a year earlier, our foreign currency denominated revenue would have been approximately $5.6 million higher in the second quarter of fiscal 2009.  Revenue was down by $4.0 million year-over-year due to the business divestitures and exits from certain geographies we implemented in fiscal 2008.  The third factor was a

$2.2 million decline in client reimbursables from continuing operations, which are pass-through expenses that carry little or no margin impact.”

“We are actively managing our expenses and internal operations across the company to ensure they align with the level of client activity we are seeing,” Burrows said.  “In recent quarters, we have taken steps to streamline CRA’s operations and reduce our cost structure.  These steps position us to significantly expand our margins when client demand recovers.  As previously announced, during the second quarter we reduced our staff by eliminating 34 consulting positions in offices and practices worldwide, along with approximately 22 support personnel.  As a result of our headcount reductions and business development initiatives, utilization increased to 71 percent from 68 percent in the first quarter of fiscal 2009.  In total, we expect the organizational restructuring we completed in the first two quarters of fiscal 2009 to result in estimated annualized savings of $8.5 million.  This is in addition to the estimated $22 million in annualized savings we generated from restructuring activities and divestitures completed in fiscal 2008.”

“Through our comprehensive efforts, we have substantially reduced our fixed cost structure,” said Burrows.  “At the same time, we have trimmed our variable spending in areas such as travel, recruiting and other administrative expenses.  As a result, our second-quarter SG&A costs, on a non-GAAP basis, were down from the same period in fiscal 2008 by $4.5 million, or 20 percent.  CRA is strongly positioned from a working capital perspective.  Reflecting the payment of our year-end bonus program, the payment of $10 million in connection with a past acquisition, and the repurchase of $7 million of our convertible bonds at a discount, we concluded the second quarter of fiscal 2009 with $89.4 million in cash and equivalents.”

Outlook

“While we are encouraged by the signs of sequential improvement in our second-quarter results, we remain cautious with respect to both our expectations and our approach to managing CRA’s business as we begin the second half of fiscal 2009,” Burrows said.  “Our three-pronged focus is to drive top-line growth, improve margins through cost control, and increase operating cash flow.  With respect to revenue, although our litigation pipeline includes a number of potentially major cases related to the global meltdown in the capital markets this past year, the conversion of this potential into actual billings has been slow.  Given the unsettled nature of current legal, regulatory and business conditions around the world, it may take some time for client demand to fully rebound in litigation and across many of CRA’s major consulting practices. However, we continue to see strong business conditions in the Middle East and we are starting to see improved backlog due to a number of new project awards in recent weeks in our chemicals and oil and gas sectors in North America.”

“In this uncertain environment, we are continuing to focus on improving our margins, increasing our utilization and carefully managing our headcount,” said Burrows.  “From an organizational perspective, at current staffing levels, we have the capacity to take advantage of opportunities to grow the top line and improve utilization should those prospects materialize.  While reducing our headcount overall, we have continued to recruit senior revenue-generating consultants in practices where the near-term demand potential is greatest. We also have continued to expand our business development efforts, and these initiatives are generating positive results.”

“With our focus on developing new business and recruiting top talent to drive growth, as well as our leaner organization, improved operations, lower cost structure, and healthy balance sheet, we believe CRA is positioned to successfully weather the current recession and to also generate profitable growth as business conditions improve,” Burrows concluded.

Conference Call Information

CRA International will host a conference call this morning at 9:00 a.m. ET to discuss its second-quarter 2009 financial results.  To listen to a live webcast of the call, please visit the Company’s website at www.crai.com prior to the event’s broadcast.  To listen to the call via telephone, dial (201) 689-8881 or (877) 709-8155.  Interested parties unable to participate in the live call may access an archived version of the webcast on CRA’s website.

About CRA International

Founded in 1965, CRA International is a leading global consulting firm that offers economic, financial, and business management expertise to major law firms, businesses, accounting firms, and governments. CRA’s consultants combine uncommon analytical rigor with practical experience and in-depth understanding of industries and markets. CRA is adept at handling critical, tough assignments with high-stakes outcomes. CRA’s analytical strength enables it to reach objective, factual conclusions that help clients make important business and policy decisions and resolve critical disputes. Headquartered in Boston, CRA has offices throughout North America, Europe, the Middle East, and Asia. Detailed information about CRA is available at www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP revenue, non-GAAP net income, non-GAAP net income per share, non-GAAP SG&A, and non-GAAP tax rate.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding these infrequent or unusual restructuring costs, foreign currency exchange loss, gain from repurchase of convertible bonds, and NeuCo’s results is important to investors and management because it is more indicative of its ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the second quarter of fiscal 2009, the Company has excluded restructuring costs associated with an employee workforce reduction and a revision to an estimate for a previously recorded office closure liability, gain from repurchase of convertible bonds, and NeuCo’s results.  For the second quarter of fiscal 2008, the Company has excluded restructuring costs associated with office closings, liquidation of the majority of the Company’s Australian and New Zealand-based operations, employee separation associated with its workforce reductions, as well as NeuCo’s results.

Statements in this press release concerning the future business, operating results, estimated cost savings, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock-based compensation, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

(In thousands, except per share data)

	Twelve Weeks Ended May 15, 2009					Twelve Weeks Ended May 9, 2008
		Adjustments to	Adjustments to	Adjustments to			Adjustments to	Adjustments to
	GAAP	GAAP Results	GAAP Results	GAAP Results	Non-GAAP	GAAP	GAAP Results	GAAP Results	Non-GAAP
	Results	(Restructuring) (1)	(Bond Buyback) (2)	(NeuCo) (3)	Results	Results	(Restructuring) (5)	(NeuCo) (3)	Results

Revenues	$71,974	$—	$—	$2,636	$69,338	$93,843	$—	$—	$93,843
Costs of services	47,790	1,421	—	1,420	44,949	64,152	2,308	—	61,844
Gross profit (loss)	24,184	(1,421)	—	1,216	24,389	29,691	(2,308)	—	31,999

Selling, general and administrative expenses	20,265	1,028	—	1,345	17,892	28,780	6,427	—	22,353
Income (loss) from operations	3,919	(2,449)	—	(129)	6,497	911	(8,735)	—	9,646

Interest and other income (expense), net	(258)	—	298	(36)	(520)	72	—	—	72
Income (loss) before benefit (provision) for income taxes, minority interest, and equity method investment gain (loss)	3,661	(2,449)	298	(165)	5,977	983	(8,735)	—	9,718
Benefit (provision) for income taxes	(1,954)	728	(122)	116	(2,676)	(1,408)	3,069	—	(4,477)
Income (loss) before minority interest and equity method investment gain (loss)	1,707	(1,721)	176	(49)	3,301	(425)	(5,666)	—	5,241
Minority interest	(18)	—	—	(18)	—	—	—	—	—
Equity method investment gain (loss), net of tax	—	—	—	—	—	(87)	—	(87)	—
Net income (loss)	$1,689	$(1,721)	$176	$(67)	$3,301	$(512)	$(5,666)	$(87)	$5,241

Net income per share:
Basic	$0.16				$0.31	$(0.05)			$0.49
Diluted	$0.16				$0.31	$(0.05)			$0.48

Weighted average number of shares outstanding:
Basic	10,603				10,603	10,637			10,637
Diluted	10,683				10,683	10,637 (4)			10,849	(4)

(1) During the twelve weeks ended May 15, 2009, the Company incurred pre-tax expenses of $2.4 million and related income tax effect of $0.7 million principally associated with an employee workforce reduction designed to reduce the Company’s operating expenses and improve its utilization rate. The $2.4 million also includes a $0.3 million revision to an estimate for a previously recorded office closure liability.

(2) During the twelve weeks ended May 15, 2009, the Company repurchased $7.0 million of its convertible bonds at a discount, resulting in a $0.3 million gain on a pre-tax basis.

(3) These adjustments include all activity related to NeuCo in the Company’s GAAP results.

(4) Approximately 212,000 common stock equivalents are excluded from the GAAP results because they are antidilutive in the second quarter of fiscal 2008 but they are included in the non-GAAP results because they are dilutive.

(5) During the twelve weeks ended May 9, 2008, the Company incurred pre-tax expenses of $8.7 million and related income tax effect of $3.1 million associated with a series of initiatives designed to reduce the Company’s operating expenses and improve its utilization rate. The initiatives include divesting or shutting down the majority of the Company’s Australian and New Zealand-based operations, office closures, and employee workforce reduction. The following is a breakdown of the $8.7 million (in thousands):

	Cost of services	Selling, general and administrative expenses	Total
Employee Separation and Other Compensation	$1,819	$333	$2,152
Office Closures	—	4,571	4,571
Australia/New Zealand Practice Divestitures	489	1,523	2,012
Total	$2,308	$6,427	$8,735

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

(In thousands, except per share data)

	Twenty-four Weeks Ended May 15, 2009						Twenty-four Weeks Ended May 9, 2008
		Adjustments to		Adjustments to	Adjustments to				Adjustments to
	GAAP	GAAP Results		GAAP Results	GAAP Results	Non-GAAP	GAAP	Adjustments to	GAAP Results	Non-GAAP
	Results	(Restructuring)		(Bond Buyback) (3)	(NeuCo) (4)	Results	Results	GAAP Results (5)	(NeuCo) (4)	Results

Revenues	$137,795	$—		$—	$4,147	$133,648	$179,966	$—	$—	$179,966
Costs of services	90,859	1,944	(1)	—	2,353	86,562	120,492	2,910	—	117,582
Gross profit (loss)	46,936	(1,944)		—	1,794	47,086	59,474	(2,910)	—	62,384

Selling, general and administrative expenses	39,446	1,284	(1)	—	2,436	35,726	52,739	6,450	—	46,289
Income (loss) from operations	7,490	(3,228)		—	(642)	11,360	6,735	(9,360)	—	16,095

Interest and other income (expense), net	(864)	(390	)(2)	298	(69)	(703)	641	—	—	641
Income (loss) before benefit (provision) for income taxes, minority interest, and equity method investment gain (loss)	6,626	(3,618)		298	(711)	10,657	7,376	(9,360)	—	16,736
Benefit (provision) for income taxes	(4,362)	728	(1)	(122)	237	(5,205)	(4,656)	3,069	—	(7,725)
Income (loss) before minority interest and equity method investment gain (loss)	2,264	(2,890)		176	(474)	5,452	2,720	(6,291)	—	9,011
Minority interest	170	—		—	170	—	—	—	—	—
Equity method investment gain (loss), net of tax	—	—		—	—	—	(95)	—	(95)	—
Net income (loss)	$2,434	$(2,890)		$176	$(304)	$5,452	$2,625	$(6,291)	$(95)	$9,011

Net income per share:
Basic	$0.23					$0.52	$0.25			$0.84
Diluted	$0.23					$0.51	$0.24			$0.81

Weighted average number of shares outstanding:
Basic	10,581					10,581	10,703			10,703
Diluted	10,670					10,670	11,122			11,122

(1) During the twenty-four weeks ended May 15, 2009, the Company incurred pre-tax expenses of $3.2 million and related income tax effect of $0.7 million associated principally with an employee workforce reduction designed to reduce the Company’s operating expenses and improve its utilization rate.  The $3.2 million also includes a $0.3 million revision to an estimate for a previously recorded office closure liability.

(2) During the twenty-four weeks ended May 15, 2009, the Company recognized $0.4 million in foreign currency exchange loss related to the liquidation of the Company’s Australian-based operations.

(3) During the twenty-four weeks ended May 15, 2009, the Company repurchased $7.0 million of its convertible bonds at a discount, resulting in a $0.3 million gain on a pre-tax basis.

(4) These adjustments include all activity related to NeuCo in the Company’s GAAP results.

(5) During the twenty-four weeks ended May 9, 2008, the Company incurred pre-tax expenses of $9.4 million and related income tax effect of $3.1 million associated with a series of initiatives designed to reduce the Company’s operating expenses and improve its utilization rate.  The initiatives include divesting or shutting down the majority of the Company’s Australian and New Zealand-based operations, office closures, and employee workforce reduction.  The following is a breakdown of the $9.4 million (in thousands):

	Cost of services	Selling, general and administrative expenses	Total
Employee Separation and Other Compensation	$2,421	$356	$2,777
Office Closures	—	4,571	4,571
Australia/New Zealand Practice Divestitures	489	1,523	2,012
Total	$2,910	$6,450	$9,360

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	May 15,	November 29,
	2009	2008

Assets
Cash and cash equivalents	$89,410	$119,313
Accounts receivable and unbilled, net	85,849	101,247
Other current assets	33,429	32,555
Total current assets	208,688	253,115

Property and equipment, net	21,361	23,715
Goodwill and intangible assets, net	157,777	160,401
Other assets	13,130	12,434
Total assets	$400,956	$449,665

Liabilities and shareholders’ equity
Current liabilities	$61,996	$110,018
Long-term liabilities	97,477	102,307
Total liabilities	159,473	212,325

Total shareholders’ equity	241,483	237,340
Total liabilities and shareholders’ equity	$400,956	$449,665